HOMETOWN BANCORPORATION, INC.


 NEWS RELEASE

                          Contact: Kevin E. Gage, President & CEO
                                  HOMETOWN BANCORPORATION, INC. /
                                               THE BANK OF DARIEN
                                                   (203) 662-2544

                      FOR IMMEDIATE RELEASE

 DARIEN, CONNECTICUT, AUGUST 25, 1995: Hometown Bancorporation, Inc., the holding company for The Bank of Darien, reported today that, with the assistance of its independent accountants, independent investigators and legal counsel, it has concluded its investigation of previously announced accounting errors and irregularities. In addition, the Company announced the results of operations for the second quarter and six months ended June 30, 1995, which had been previously delayed due to the investigation.

 The Audit Committee of the Company has conducted a full and careful review of the accounting errors and irregularities which has resulted in a restatement of financial statements for prior periods. Based on the findings of the investigation, the Board of Directors of the Company has concluded that the errors and irregularities resulted from the actions of a former employee who manipulated accounting records and circumvented controls. The Company has determined that the impact of such errors and irregularities requires the restatement of its results of operations for 1992, 1993, 1994 and the first quarter of 1995 to reflect, among other things, a reduction in net income for the periods.

 Kevin E. Gage, President and Chief Executive Officer of Hometown and The Bank of Darien stated "It is important to understand the errors and irregularities have no effect on any customer deposit accounts or loan accounts or the quality of the Bank's loan portfolio. The Bank continues to exceed all minimum regulatory capital ratios."

 The Company's Tier 1 Leverage capital ratio was 6.95% at June 30, 1995. This compares to the current regulatory minimum of 4%. Book value at June 30, 1995 after considering the effect of the restatements was $9.01 per share.

 Mr. Gage continued, "We thank the community for its continued loyalty and support during this difficult period and look forward as always to meet our customer's banking needs with the high level of service and responsiveness for which they are accustomed".

 Douglas D. Milne, III, the Chairman of the Board of Hometown and The Bank of Darien, commented, "We are confident that this problem is behind us. The Board continues its unanimous support of management of the Bank. The Bank of Darien is a strong bank and continues its commitment to providing outstanding personalized service to our customers."

                                        1.

      20 West Avenue, P.O. Box 1265, Darien, CT 06820-0513 Tel. (203) 656-2265

HOMETOWN BANCORPORATION, INC.
August 25, 1995


 Mr. Milne continued , "Our next step is to perform a comprehensive strategic review of our business to incorporate changes that will continue our ongoing commitment to serving our customers while seeking to maximize returns to shareholders".

 As the first part of this review, the Company announced that it is implementing an action plan to strengthen its finance and accounting function and to perform a comprehensive review of its internal control and reporting systems. With this in mind, Albert T. Jaronczyk was named Senior Vice President, Treasurer and Chief Financial Officer of the Company and The Bank of Darien. Mr. Jaronczyk was formerly the Chief Financial Officer of the Bank of Great Neck, a bank in Great Neck, New York which was recently acquired by North Fork Bancorp. Mr. Jaronczyk, a certified public accountant, has spent 21 years in the field of accounting and finance beginning his career with the Big Six accounting firm KPMG Peat Marwick.

 The accounting errors and irregularities resulting in the changes in net income for the periods affected related principally to the accounting for investment securities, including irregularities in the accounting for premiums on securities and deferred loan fees. Restated net income for 1994 also includes a charge of $256,000 relating to a write down of "Other real estate owned".

 As restated, net income for 1994 was $1.1 million or $.60 per share fully diluted compared to previously reported net income of $1.9 million or $1.09 per share fully diluted. For the first quarter of 1995, restated net income was $370,000 or $.21 per share fully diluted versus previously reported net income of $518,000 or $.30 per share fully diluted.

 As restated, net income, before the cumulative effect of a previously adopted change in accounting principle for 1993 was $1.2 million or $.72 per share fully diluted compared to previously reported net income of $1.3 million or $.77 per share fully diluted. As announced at the time, during 1993, the Company adopted Financial Accounting Standard 109, "Accounting for Income Taxes".

 As restated, net income, before recognizing extraordinary credits resulting from the utilization of operating loss carry-forwards for 1992, was $605,000 or $.37 per share fully diluted compared to previously reported net income of $852,000 or $.53 per share fully diluted..

 The Company also reported results for the quarter and six months ended June
 30, 1995. For the quarter ended June 30, 1995, net income was $476,000 or $.27 per share fully diluted versus results for the quarter ended June 30, 1994, restated of $290,000 or $.17 per share fully diluted. For the six months ended June 30, 1995, including the impact of the restatement of the first quarter of 1995, the Company earned $846,000 or $.48 per share fully diluted versus $677,000 or $.39 per share fully diluted as restated for the six months ended June 30, 1994.

 The Company stated it expects to take a material third quarter charge relating to professional fees, costs and expenses resulting from the internal investigation and associated costs relating to the filing of amendments of financial reports to regulatory agencies to be completed during the third and fourth quarter.

 The stock of Hometown Bancorporation, Inc. is quoted on the NASDAQ National Market under the symbol "HTWN".
                                       ##

 (Attachments 1-6 included with release)

                                       2.

                                                    PRESS RELEASE 8/25/95
                                                             ATTACHMENT 1


                      HOMETOWN BANCORPORATION, INC.
                        CONSOLIDATED BALANCE SHEET
                                  ($000)

                                                June 30,
                                                    1995
                                                --------

 ASSETS
 Cash and due from banks                     $   15,229
 Investments available-for-sale, at market
    value                                        75,021
 Investments held-to-maturity
    (market value: $43,567)                      44,118
 Loans, less allowance for loan losses of
    $3,016                                       82,889
 Equipment and leasehold improvements,
    net of accumulated depreciation
    of $1,734                                     1,586
 Other real estate owned, net                       998
 Other assets                                     7,177
                                             ----------
   Total assets                              $  227,018
                                             ==========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 DEPOSITS:
    Demand deposits                          $   26,756
    NOW and money market accounts                80,024
    Savings deposits                             13,420
    Certificates of deposit of $100
      and over                                    9,811
    Other time deposits                          54,645
                                             ----------
 Total deposits                                 184,656
                                             ----------
 FHLBB advances                                  25,947
 Accrued interest and other liabilities           1,242
                                             ----------
         Total liabilities                      211,845
                                             ----------

 STOCKHOLDERS' EQUITY:
 Common Stock                                     1,833
 Surplus                                         14,023
 Retained earnings                                1,372
 Unrealized loss on Investments available
    for sale                                     (1,186)
 Treasury stock, at cost                           (869)
                                             ----------
       Total stockholders' equity                15,173
                                             ----------
          Total liabilities and
          stockholders' equity               $  227,018
                                             ==========

                                                    PRESS RELEASE 8/25/95
                                                             ATTACHMENT 2

                      HOMETOWN BANCORPORATION, INC.
                     CONSOLIDATED STATEMENT OF INCOME
                     ($000 EXCEPT PER SHARE AMOUNTS)


                                             For the Six Months
                                                   Ended
                                                  June 30,

                                                         RESTATED
                                            1995           1994
                                       ---------       ----------

 Interest and Dividend Revenue:
      Interest and fees on loans         $  3,617       $  3,278
      Interest on investment securities     3,854          2,514
      Interest on federal funds sold     $     -              46
      Dividends                                69             52
                                          --------      --------
      Total interest and dividend
         revenue                            7,540          5,890
                                          --------      --------
 Interest Expense:
      Deposits                              3,027          1,978
      Other                                   812            538
                                          --------      --------
      Total interest expense                3,839          2,516
                                          --------      --------
 Net Interest Income                        3,701          3,374
                                          --------      --------
 Provision for loan losses                     25             25
 Provision for OREO losses                     20             34
                                          --------       --------
      Net interest income after
        provision for loan and OREO
        losses                              3,656          3,315
                                          --------      --------
 Other Operating Income:
      Deposit and other service charges       363            327
      Loan placement fees                     195            335
      Securities gains                         26             45
      Other                                    46             96
                                          --------      --------
      Net interest and operating income     4,286          4,118
                                          --------      --------
 Other Operating Expenses:
      Salaries and benefis                  1,524          1,445
      Occupancy expense                       287            285
      FDIC and state insurance                203            199
      Depreciation and
        amortization                          183            198
      Advertising and marketing               123            125
      Foreclosure expense and
        cost of OREO                           60             60
      Other operating expenses-other          713            747
                                          --------      --------
                                            3,093          3,059
                                          --------      --------
 Income before federal and
   state income taxes                       1,193          1,059
 Provision for federal and state
   income taxes                               347            382
                                          --------      --------
 Net income                               $   846       $    677
                                          ========      ========

 Earnings per share:
    Net primary earnings per share        $  0.48       $   0.39
                                          ========      ========
    Total common stock and common stock
      equivalents                        1,763,665     1,747,437
                                         =========     =========

   Fully diluted earnings per share       $  0.48      $    0.39
                                         =========     =========
   Total common stock and common stock
      equivalents                        1,770,302     1,748,996
                                         =========     =========

                                                    PRESS RELEASE 8/25/95
                                                             ATTACHMENT 3


                         HOMETOWN BANCORPORATION, INC.
                       CONSOLIDATED STATEMENT OF INCOME
                        ($000 EXCEPT PER SHARE AMOUNTS)


                                            For the Three Months
                                                   Ended
                                                  June 30,

                                                       RESTATED
                                              1995         1994
                                          --------     --------

 Interest and Dividend Revenue:
      Interest and fees on loans          $  1,848     $  1,657
      Interest on investment
        securities                           1,946        1,352
      Interest on federal
        funds sold                               -           17
      Dividends                                 36           22
                                          --------     --------
      Total interest and dividend
        revenue                              3,830        3,048
                                          --------     --------
 Interest Expense:
      Deposits                               1,473        1,069
      Other                                    500          275
                                          --------     --------
      Total interest expense                 1,973        1,344
                                          --------     --------
 Net Interest Income                         1,857        1,704
                                          --------     --------
 Provision for loan losses                       -
 Provision for OREO losses                      20           25
                                          --------     --------
      Net interest income after
        provision for loan and OREO
        losses                               1,837        1,679
                                          --------     --------
 Other Operating Income:
      Deposit and other service
        charges                                190          159
      Loan placement fees                      139          169
      Securities gains                          26
      Other                                     13           30
                                          --------     --------
      Net interest and operating income      2,205        2,037
                                          --------     --------
 Other Operating Expenses:
      Salaries and benefits                    770          740
      Occupancy expense                        142          142
      FDIC and state insurance                 101          100
      Depreciation and amortization             92           99
      Advertising and marketing                 68           63
      Foreclosure expense and cost
        of OREO                                 30           30
      Other operating expenses-
        other                                  381          410
                                          --------     --------
                                             1,584        1,584
                                          --------     --------
 Income before federal and state
        income taxes                           621          453
 Provision for federal and state
        income taxes                           145          163
                                          --------     --------
 Net Income                               $    476     $    290
                                          ========     ========


 Earnings per share:
    Net primary earnings per share        $   0.27     $   0.17
                                          ========     ========
    Total common stock and
      common stock equivalents           1,764,957    1,755,347
                                         =========    =========

    Net fully diluted earnings
      per share                           $   0.27     $   0.17
                                          ========     ========
    Total common stock and
      common stock equivalents           1,771,249    1,756,415
                                         =========    =========

                                                         Press Release 8/25/95
                                                                  Attachment 4


                      HOMETOWN BANCORPORATION, INC.
                     CONSOLIDATED STATEMENT OF INCOME
                     ($000 EXCEPT PER SHARE AMOUNTS)


                                        For the Three Months Ended
                                                 March 31,

                                          RESTATED      RESTATED
                                              1995          1994
                                         ---------     ---------

 Interest and Dividend Revenue:
      Interest and fees on loans         $   1,769     $   1,621
      Interest on investment
        securities                           1,908         1,162
      Interest on federal funds
        sold                                     -            29
      Dividends                                 33            30
                                         ---------      ---------
      Total interest and dividend
        revenue                              3,710         2,842
                                         ---------      ---------
 Interest Expense:
      Deposits                               1,554           909
      Other                                    312           263
                                         ---------      ---------
      Total interest expense                 1,866         1,172
                                         ---------      ---------
 Net Interest Income                         1,844         1,670
                                         ---------      ---------
 Provision for loan losses                      25            25
 Provision for OREO losses                       -             9
                                         ---------      ---------
      Net interest income after provision
        for loan and OREO losses             1,819         1,636
                                         ---------      ---------
 Other Operating Income:
      Deposit and other service
        charges                                173           168
      Loan placement fees                       56           166
      Securities gains                           -            45
      Other                                     33            66
                                         ---------      ---------
      Net interest and operating
        income                               2,081         2,081
                                         ---------      ---------
 Other Operating Expenses:
      Salaries and benefits                    754           705
      Occupancy expense                        145           143
      FDIC and state insurance                 102            99
      Depreciation and amortization             91            99
      Advertising and marketing                 55            62
      Foreclosure expense and cost of
        OREO                                    30            30
      Other operating expenses-other           332           337
                                         ---------      ---------
                                             1,509         1,475
                                         ---------      ---------
 Income before federal and state
        income taxes                           572           606
 Provision for federal and state
        income taxes                           202           219
                                         ---------      ---------
 Net income                              $     370      $    387
                                         =========      =========


 Earnings per share:
    Net primary earnings per share       $    0.21      $   0.22
                                         =========      =========
   Total common stock and common
     stock equivalents                   1,762,349      1,743,556
                                         =========      =========

   Net fully diluted earnings per
     share                               $    0.21      $   0.22
                                         =========      =========
   Total common stock and common
     stock equivalents                   1,762,349      1,743,556
                                         =========      =========

                                                         Press Release 8/25/95
                                                                  Attachment 5


                         HOMETOWN BANCORPORATION, INC.
                       CONSOLIDATED STATEMENT OF INCOME
                        ($000 except per share amounts)

                                     For the Years Ended
                                         December 31,

                                RESTATED     RESTATED    RESTATED
                                    1994         1993        1992
                               ---------    ---------  ----------

 Interest and Dividend
   Revenue:
     Interest and fees on
       loans                   $   6,912    $   6,596  $   6,834
     Interest on investment
       securities                  5,630        4,501      4,049
     Interest on federal funds
       sold                           51          110        151
     Dividends                       109           97         63
                               ---------    ---------   ---------
     Total interest and
       dividend revenue           12,702       11,304     11,097
                               ---------    ---------   ---------
 Interest Expense:
     Deposits                      4,459        3,823      4,667
     Other                         1,354        1,172        569
                               ---------    ---------   ---------
     Total interest expense        5,813        4,995      5,236
                               ---------    ---------   ---------
 Net Interest Income               6,889        6,309      5,861
                               ---------    ---------   ---------
 Provision for loan losses            75          360      1,258
 Provision for OREO losses           290           60        212
                               ---------    ---------   ---------
     Net interest income
       after provision for
       loan and OREO losses        6,524        5,889      4,391
                               ---------    ---------   ---------
 Other Operating Income:
     Deposit and other service
       charges                       709          701        552
     Loan placement fees             507          893        383
     Securities gains                 46           27        367
     Other                           135          199        232
                               ---------     --------   ---------
     Net interest and operating
       income                      7,921        7,709      5,925
                               ---------     --------  ---------
 Other Operating Expenses:
     Salaries and benefits         2,973        2,611      2,186
     Occupancy expense               569          564        554
     FDIC and state insurance        386          403        266
     Depreciation and
       amortization                  396          345        291
     Advertising and marketing       250          200        200
     Foreclosure expense and
       cost of OREO                  120          183        221
     Other operating expenses-
       other                       1,585        1,364      1,328
                               ---------    ---------  ---------
                                   6,279        5,670      5,046
                               ---------    ---------  ---------
 Income before federal and
     state income taxes            1,642        2,039        879
 Provision for federal and
     state income taxes              593          800        274
                               ---------    ---------   --------
 Income before extraordinary
     credit and cumulative
     effect of an accounting
     change                        1,049        1,239        605
 Cumulative effect of an
     accounting change -
     FAS 109                           -        1,125          -
 Extraordinary credit-
     utilization of operating
     loss carryforwards                -            -        256
                               ---------    ---------  ---------
 Net income                    $   1,049    $   2,364  $     861
                               =========    =========  =========
 Earnings per share:
 Primary:
     Earnings per share before
       cumulative effect of an
       accounting change and
       extraordinary credit    $    0.60    $    0.72  $    0.37
     Cumulative effect of an
       accounting change -
       FAS 109                         -         0.66          -
     Extraordinary credit-
       utilization of operating
       loss carryforwards              -            -       0.16
                               ---------    ---------  ---------
     Net primary earnings
       per share               $    0.60    $    1.38  $    0.53
                               =========    =========  =========
     Total common stock and
       common stock
       equivalents             1,750,988    1,708,207  1,629,710
                               =========    =========  =========

     Net fully diluted
       earnings per share      $    0.60    $    1.38  $    0.53
                               =========    =========  =========
     Total common stock and
       common stock
       equivalents             1,750,988    1,719,066  1,629,710
                               =========    =========  =========

                                                         Press Release 8/25/95
                                                                  Attachment 6


                      HOMETOWN BANCORPORATION, INC.
                       OTHER FINANCIAL INFORMATION



                                       JUNE 30,
                                         1995
 ASSET QUALITY RATIOS

 Non accruing loans                      $2,175
 Other real estate owned, net               998
 Total non-performing assets             $3,173

 Nonaccruing loans to gross loans          2.53%

 Nonperforming assets to total assets      1.40%

 Allowance for loan losses               $3,016

 COVERAGE RATIOS:
      Allowance for loan losses to
        gross loans                        3.51%
      Allowance for loan losses to
        NPA                               95.05%

 CAPTIAL RATIOS                                    REGULATORY
                                                      MINIMUM

 Tier I Leverage                           6.95%        4.00%

 Total Risk Weighted Capital              14.65%        8.00%

 Net Book Value                           $9.01 /SHARE